MCF CORPORATION POSTS RECORD REVENUE FOR THE
FOURTH QUARTER AND FISCAL YEAR 2006

San Francisco - February 14, 2007 - MCF Corporation (AMEX: MEM) today announced results for the fourth quarter and fiscal year 2006.

Fourth Quarter Financial Highlights

-	Record revenue from continuing operations is $18.0 million, 142% increase over third quarter 2006 and 41% increase over fourth quarter 2005
-	Investment banking revenue is $9.4 million, a 90% increase over fourth quarter 2005
-	Commission revenue is $6.8 million, up slightly over fourth quarter 2005
-	Net loss of $702,000, or $0.07 per share, down from net income of $56,000 or $0.00 per share in the fourth quarter 2005
-	Net loss reflected more than $2 million in non-cash expenses, including the loss on the repayment of debt and stock-based compensation

“Our entire team worked hard in the fourth quarter to finish strong in what was overall a volatile but pivotal year for the firm,” stated Jon Merriman, chairman and chief executive officer of MCF Corporation. “MCF’s best quarterly and annual revenue reflects the investment we made over the last five years in hiring and retaining our nearly 170 talented employees, as well as growing our investment banking practice, capital markets business and brand.”

2006 Financial Highlights

-	Revenue from continuing operations is $51.9 million, a 20% increase over 2005
-	Investment banking revenue is $21.2 million, a 43% increase over 2005
-	M&A financial advisory fees, included in investment banking revenue is $5.3 million vs. $1.4 million in 2005
-	Commission revenue is $30.1 million, a 11% increase over 2005
-	Net loss is $8.2 million, or $0.82 per share, compared to net loss of $1.5 million or $0.16 per share for 2005
-	Net loss reflected over $6.5 million in non-cash expenses
-	Cash and cash equivalents increased by $2.6 million during 2006

Merriman added, “In 2006, we continued to build our platform for long-term growth, and the momentum across all our business lines is excellent. We enter 2007 with a strong balance sheet consisting of cash, cash equivalents and marketable securities of more than $20 million, and only $1.6 million in debt. Our team is focused this year on growing revenue per employee and further developing our recurring-revenue opportunities, including those services offered by the Capital Access Group and Institutional Cash Distributors, as well as asset management and primary research upon the closing of the MedPanel, Inc. acquisition. Our investment banking pipeline remains very robust in 2007. I am particularly pleased with the rapid growth in our M&A business, which we believe will be a significant driver of our growth going forward.”

Other Highlights During the Fourth Quarter and 2006 include:

MCF Corporation

-	Announced the definitive agreement to acquire MedPanel, Inc., an online medical market intelligence firm, in November

-	Repaid a $7.5 million variable rate secured convertible note in December that was issued to Midsummer Investment, Ltd in March

-	Expanded our brand through the third annual Investor Summit in San Francisco and second annual Next-Generation Energy Conference in New York

Equity Research Group

-	Ranked by The Motley Fool’s CAPS database as being in the 99th percentile with 72 percent stock picking accuracy, and placed fourth out of 116 firms tracked from August - December 2006

-
Merriman Curhan Ford & Co. equity research analyst, Erin Moloney, topped StarMine’s rankings for the specialty retail industry with an industry excess return of 65 percent for the October 1, 2005 through September 30, 2006 period

-	Expanded its equity research coverage to approximately 200 companies; a 43 percent increase from 2005

Sales & Trading Group

-	Traded nearly 1 billion shares for institutional investors, and made markets in approximately 1,000 stocks during the year

-	Brokered $12.4 billion in money market funds for clients through Institutional Cash Distributors division by the end of 2006 - doubling what was brokered at the end of 2005

Capital Access Group

-	Created Capital Access Group in March which began raising capital for institutional hedge funds, venture capital and private equity clients for a fee - establishing a recurring revenue stream

-	Retained currently by three funds and has successfully closed one raise

Investment Banking Group

-	Hired T. Yates Exley, formerly of Wachovia Securities and Dillon, Read & Co. Inc., to head the mergers and acquisitions practice in February 2006

-	Completed its first lead sell-side advisory in November

-	Closed its largest sole managed private placement transaction ($78 million) for a corporate client in March

MCF Asset Management, LLC

-
Introduced the MCF Navigator fund and MCF Voyager fund and became the sub-advisor for the MCF Focus fund in 2006. As of December 31, 2006, assets under management across the three fund products were nearly $30 million

Conference Call for the Fourth Quarter and Year End 2006 Results

In conjunction with this announcement, MCF Corporation will host a discussion of the Company’s fourth quarter and year end 2006 results with investors and financial analysts on Wednesday, February 14th at 1:30 PM (Pacific Standard Time). Interested listeners and participants may access the live conference call by dialing (800) 500-0177 or may access the live Web broadcast at the Company’s Web site, www.mcfco.com. An archived version of the discussion will be available on the Company’s Web site following the conclusion of the live conference call.

About MCF Corporation

MCF Corporation (AMEX: MEM) is a financial services holding company that provides investment research, capital markets services, corporate and venture services, investment banking and asset management through its operating subsidiaries, Merriman Curhan Ford & Co. and MCF Asset Management, LLC.

Merriman Curhan Ford & Co. is a securities broker-dealer and investment bank focused on fast-growing companies and growth-oriented institutional investors. It provides investment research, brokerage and trading services primarily to institutions, as well as advisory and investment banking services to corporate clients. Its mission is to become a leader in the researching, advising, financing and trading of fast-growing companies. Merriman Curhan Ford & Co. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. and SIPC.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on February 14, 2007. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

* * *

At the Company:

John Hiestand
Chief Financial Officer
(415) 248-5640
jhiestand@merrimanco.com

MCF CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2006	2005	2004
Revenue:
Commissions	$30,105,085	$26,992,427	$21,826,628
Principal transactions	(171,055)	1,366,938	2,788,120
Investment banking	21,190,786	14,816,814	13,728,556
Other	693,822	8,136	25,006
Total revenue	51,818,638	43,184,315	38,368,310
Operating expenses:
Compensation and benefits	42,840,431	31,659,488	26,765,265
Brokerage and clearing fees	2,614,513	2,312,616	2,383,831
Professional services	2,441,417	1,987,317	1,299,540
Occupancy and equipment	1,665,410	1,522,351	960,849
Communications and technology	2,969,872	1,918,693	1,404,702
Depreciation and amortization	645,129	490,165	162,318
Travel and entertainment	2,738,393	1,723,290	1,448,283
Other	2,400,765	3,298,852	1,770,136
Total operating expenses	58,315,930	44,912,772	36,194,924
Operating income (loss)	(6,497,292)	(1,728,457)	2,173,386
Gain (loss) on retirement of convertible note payable	(1,348,805)	—	—
Interest income	484,909	446,273	120,431
Interest expense	(535,014)	(76,103)	(169,787)
Income (loss) from continuing operations before income taxes	(7,896,202)	(1,358,287)	2,124,030
Income tax expense	—	(142,425)	(249,744)
Income (loss) from continuing operations	(7,896,202)	(1,500,712)	1,874,286
Loss from discontinued operations	(324,213)	(13,731)	—
Net income (loss)	$(8,220,415)	$(1,514,443)	$1,874,286
Basic net income (loss) per share:
Income (loss) from continuing operations	$(0.79)	$(0.16)	$0.21
Loss from discontinued operations	$(0.03)	$—	$—
Net income (loss)	$(0.82)	$(0.16)	$0.21
Diluted net income (loss) per share:
Income (loss) from continuing operations	$(0.79)	$(0.16)	$0.16
Loss from discontinued operations	$(0.03)	$—	$—
Net income (loss)	$(0.82)	$(0.16)	$0.16

Weighted average number of common shares:
Basic	9,989,265	9,500,748	8,368,293
Diluted	9,989,265	9,500,748	11,167,875

MCF CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2006	2005
ASSETS
Cash and cash equivalents	$13,746,590	$11,138,923
Securities owned:
Marketable, at fair value	7,492,914	8,627,543
Not readily marketable, at estimated fair value	1,489,142	1,065,743
Restricted cash	629,427	627,606
Due from clearing broker	551,831	973,138
Accounts receivable, net	2,715,271	2,073,195
Equipment and fixtures, net	1,586,630	1,378,235
Prepaid expenses and other assets	2,286,408	1,810,030
Total assets	$30,498,213	$27,694,413
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,121,623	$901,138
Commissions and bonus payable	7,711,805	4,735,892
Accrued expenses	2,285,670	2,201,499
Due to clearing and other brokers	11,114	118,798
Securities sold, not yet purchased	1,534,953	41,579
Capital lease obligation	1,292,378	883,993
Convertible notes payable, net	187,079	176,741
Notes payable	138,571	231,772
Total liabilities	14,283,193	9,291,412
Commitments and contingencies
Stockholders’ equity:
Convertible Preferred stock, Series A—$0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2006 and 2005, respectively; aggregate liquidation preference of $0	—	—
Convertible Preferred stock, Series B—$0.0001 par value; 12,500,000 shares authorized; 1,250,000 shares issued and 0 shares outstanding as of December 31, 2006 and 2005; aggregate liquidation preference of $0	—	—
Convertible Preferred stock, Series C—$0.0001 par value; 14,200,000 shares authorized; 1,685,714 shares issued and 0 shares outstanding as of December 31, 2006 and 2005; aggregate liquidation preference of $0	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 10,602,720 and 10,209,588 shares issued and outstanding as of December 31, 2006 and 2005, respectively	1,061	1,021
Additional paid-in capital	114,616,848	111,731,293
Deferred compensation	—	(3,146,839)
Accumulated deficit	(98,402,889)	(90,182,474)
Total stockholders’ equity	16,215,020	18,403,001
Total liabilities and stockholders’ equity	$30,498,213	$27,694,413